                                                                     EXHIBIT 12

                           TCI COMMUNICATIONS, INC.
                         AND CONSOLIDATED SUBSIDIARIES
   CALCULATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED
                                STOCK DIVIDENDS
                   (AMOUNTS IN MILLIONS, EXCEPT FOR RATIOS)
                                  (UNAUDITED)

                                                                   NINE MONTHS
                                                                      ENDED
                                                                    SEPTEMBER
                                  YEAR ENDED DECEMBER 31,              30,
                           --------------------------------------- -------------
                            1995   1994(B) 1993(B) 1992(B) 1991(B) 1996  1995(B)
                           ------  ------- ------- ------- ------- ----  -------
Earnings (losses) before
 income taxes............  $ (169)    226    164       47    (107) (353)   (75)
Add:
Interest on debt.........     971     784    738      815     928   770    720
Interest portion of
 rentals.................      35      25     23       22      23    34     26
Amortization of debt
 expense.................      14      12     12        9       6    11     10
Distributions from and
 losses of less than 50%-
 owned affiliates with
 debt not guaranteed by
 TCIC....................      33     (35)    23      (12)    (28)   39     26
Minority interests in
 (earnings) losses of
 consolidated
 subsidiaries............     (11)     12     13      277      24    43    --
Elimination of preferred
 stock dividend
 requirements of
 consolidated
 subsidiaries to 50%-
 owned affiliates........     --      --     --      (250)    (42)  --     --
Preferred stock dividend
 requirements of 50%-
 owned affiliates, other
 than amounts to TCIC....     --      --     --       175      23   --     --
                           ------   -----   ----    -----   -----  ----    ---
Earnings available for
 fixed charges...........  $  873   1,024    973    1,083     827   544    707
                           ======   =====   ====    =====   =====  ====    ===
Fixed charges:
Interest on debt:
TCIC and consolidated
 subsidiaries............     962     777    731      718     826   760    713
Less than 50%-owned
 affiliates with debt
 guaranteed by TCIC......       9       7    --       --      --     10    --
Elimination of interest
 of consolidated
 subsidiaries to 50%-
 owned affiliates........     --      --     --       (36)    (47)  --       7
TCIC's proportionate
 share of interest of
 50%-owned affiliates....     --      --       7      133     149   --     --
                           ------   -----   ----    -----   -----  ----    ---
                              971     784    738      815     928   770    720
Interest portion of
 rentals.................      35      25     23       22      23    34     26
Amortization of debt
 expense.................      14      12     12        9       6    11     10
Preferred stock dividend
 requirements of
 consolidated
 subsidiaries (a)........      10      10     14      281      61    96      7
Preferred stock dividend
 requirements of
 TCIC(a).................     --      --       3       25     --     12    --
Elimination of preferred
 stock dividend
 requirements of
 consolidated
 subsidiaries to 50%-
 owned affiliates........     --      --     --      (250)    (42)  --     --
Preferred stock dividend
 requirements of 50%-
 owned affiliates, other
 than amounts to TCIC....     --      --     --       175      23   --     --
Capitalized interest.....      13      15      9        6       5     9      7
                           ------   -----   ----    -----   -----  ----    ---
Total fixed charges......  $1,043     846    799    1,083   1,004   932    770
                           ======   =====   ====    =====   =====  ====    ===
Ratio of earnings to
 fixed charges...........     --     1.21   1.22     1.00     --    --     --
Deficiency...............  $ (170)    --     --       --     (177) (388)   (63)

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(a) Preferred Stock dividend requirements have been increased to an amount representing the pretax earnings which would be required to cover such dividend requirements. The effective income tax rate utilized for purposes of increasing preferred stock dividend requirements in 1993 has been adjusted to exclude the effect of the federal income tax rate change in the third quarter of 1993.
(b) Amounts have been restated for the effect of the change in ownership percentages of methods of accounting for certain investments.

                            TCI COMMUNICATIONS, INC.
                         AND CONSOLIDATED SUBSIDIARIES
CALCULATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK
                                   DIVIDENDS
                    (AMOUNTS IN MILLIONS, EXCEPT FOR RATIOS)
                                  (UNAUDITED)

  Fixed charges related to interest on debt of less than 50%-owned affiliates or unaffiliated persons guaranteed by TCIC have not been included in fixed charges as follows:

     YEAR ENDED DECEMBER 31,
     1995...................................................................   5
     1994...................................................................   5
     1993...................................................................  14
     1992...................................................................   3
     1991...................................................................   1
     NINE MONTHS ENDED SEPTEMBER 30,
     1996...................................................................   3
     1995...................................................................   3